SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549

                          ____________

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)  February 11, 1998

                               Moog Inc.
______________________________________________________________________
          (Exact Name of Registrant as Specified in Charter)


   New York                     1-5129         16-0757636
(State or Other Jurisdiction   (Commission     (IRS Employer
 of Incorporation)              File Number)    Identification No.)


   East Aurora, NY                                    14052
  (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code (716) 652-2000


                                 NONE
______________________________________________________________________
     (Former Name or Former Address, if Changed Since Last Report)
























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Item 5.  Other Events.

          On February 11, 1998, Moog Inc. issued the attached press release with respect to the election at the annual meeting of shareholders of Kraig H. Kayser and Robert H. Maskrey to its Board of Directors. In addition, Robert R. Banta and Albert F. Myers were re-elected to the Board of Directors. Mr. Banta is Executive Vice President and Chief Financial Officer of Moog Inc. and Mr. Myers is Vice President and Treasurer of Northrup Grumman Corporation. Arthur
S. Wolcott determined not to stand for re-election in deference to the Board's retirement policy. Also at the annual meeting, the shareholders of Moog Inc. approved the Moog Inc. 1998 Stock Option Plan and the retention of KPMG Peat Marwick LLP as auditors.

Item 7.  Exhibits.

          (99)(i)   Press release.










































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                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MOOG INC.

                                    MOOG INC.
                                    (Registrant)


Date:  February 12, 1998      By: /S/ROBERT R. BANTA
                                     Robert R. Banta, Executive
                                     Vice President and
                                     Chief Financial Officer

                                                  Exhibit (99)(i)

                         Moog Inc. - East Aurora, New York 14052-0018
                         Telephone:  716/652-2000 - Fax:  716/687-4457


MOOG

               MOOG ELECTS TWO NEW MEMBERS TO ITS BOARD


     Moog Inc. (AMEX:MOG/A) announced today that Kraig H. Kayser,
President and CEO of Seneca Foods and Robert H. Maskrey, Vice
President and General Manager of Moog Inc.'s Aircraft Group, have been elected to Moog's Board of Directors.

     Formerly Vice President of J.P. Morgan Investment Management Inc. in New York, Mr. Kayser joined Seneca Foods in 1991 as Vice President and Chief Financial Officer. He became President and CEO in 1993. Seneca Foods is a $730 million food processing company headquartered in Pittsford, New York. Mr. Kayser received his BA in Economics from Hamilton College and his MBA in Finance from Cornell. He resides in Rochester, New York.

     Mr. Maskrey has worked at Moog since 1964. Over the past 33 years, he has been involved in the development of aircraft flight controls and industrial control systems on programs that include the F-15 and the B-2. Formerly a Chief Engineer at Moog, Mr. Maskrey became Vice President and General Manager in 1985. He received his BSME and MSME from MIT. He resides in East Aurora, New York.

     "Our two new board members bring considerable and diverse strengths to our management team," said R.T. Brady, Chairman and CEO of Moog Inc. "Kraig has day to day operating responsibility for a $730 million corporation with 17 food processing plants all over the United States. Although his business is completely different from all of our businesses, many of the challenges that Kraig faces are similar in character to our own."

     "On the other hand, Bob Maskrey began his career at Moog working in new product development. Over the years, he has worked on many of the most important military programs ever awarded to our Company. As General Manager of our Aircraft Group, Bob oversees product lines that comprise nearly 50% of the Company's total revenues. I expect that both new board members will make major positive contributions to our deliberations."

     Moog Inc. is a worldwide manufacturer of precision control components and systems. Moog's high-performance actuation products control commercial and military aircraft, satellites and space vehicles, launch vehicles, missiles and automated industrial machinery.







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